EXHIBIT 99.5
INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2005	4
Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2004	5
Unaudited Pro Forma Condensed Combined Statement of Operations for the Six-months ended June 30, 2005	6
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	7

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     The following unaudited pro forma condensed combined financial statements give effect to the share exchange transaction (the “Share Exchange”) completed on August 16, 2005, pursuant to the share exchange agreement, dated March 15, 2005, as amended (the “Share Exchange Agreement”), by and among IDM Pharma, Inc. (formerly, Epimmune Inc.) (the “Company”) and the shareholders of Immuno-Designed Molecules, S.A., a société anonyme organized under the laws of France (“IDM S.A.”). Pursuant to the Share Exchange Agreement, the Company acquired all of the outstanding share capital of IDM S.A., with certain exceptions related to shares held in plan d’épargne en actions (the “PEA Shares”), in exchange for Company’s common stock. Following the Share Exchange, the former shareholders and optionholders of IDM S.A. held approximately 77% of the Company’s outstanding common stock, on a fully diluted basis. Because IDM S.A.’s shareholders own a majority of the shares of the Company’s common stock after the Share Exchange, IDM S.A.’s designees to the combined company’s board of directors represent a majority of the combined company’s directors and IDM S.A.’s senior management represent a majority of the senior management of the combined company, IDM S.A. is deemed to be the acquiring company for accounting purposes. Accordingly, the purchase price is allocated among the fair values of the assets and liabilities of the Company, while the historical results of IDM S.A. are reflected in the results of the combined company. The Share Exchange will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards, referred to as SFAS, No. 141, “Business Combinations.” Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets acquired and liabilities assumed in connection with the Share Exchange, based on their estimated fair values as of the completion of the Share Exchange.
     The unaudited pro forma condensed combined financial statements presented below are based upon the historical financial statements of the Company and IDM S.A., adjusted to give effect to the acquisition of the Company by IDM S.A.. The pro forma adjustments are described in the accompanying notes presented on the following pages.
     The unaudited pro forma condensed combined balance sheet as of June 30, 2005 gives effect to the Share Exchange as if it occurred on June 30, 2005 and combines the historical balance sheets of IDM S.A. and the Company at June 30, 2005. The IDM S.A. balance sheet information was derived from its unaudited June 30, 2005 balance sheet included herein. The Company balance sheet information was derived from its unaudited June 30, 2005 balance sheet included in its Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2005.
     The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004 is presented as if the Share Exchange was consummated on January 1, 2004 and combines the historical results of IDM S.A. and the Company for the year ended December 31, 2004. The historical results of IDM S.A. were derived from its audited December 31, 2004 statement of operations included herein. The historical results of the Company were derived from its statement of operations included in its Annual Report on Form 10-K/A for its fiscal year ended December 31, 2004.
     The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2005 is presented as if the Share Exchange was consummated on January 1, 2005 and combines the historical results of IDM S.A. and the Company for the six months ended June 30, 2005. The historical results of IDM S.A. were derived from its unaudited June 30, 2005 statement of operations included herein. The historical results of the Company for the six months ended June 30, 2005 were derived from its statement of operations included in its Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2005, incorporated herein by reference.
     The unaudited pro forma condensed combined financial statements reflect the preliminary estimates of the fair market value of the assets acquired and liabilities assumed of the Company, including preliminary valuations associated with intangible assets, certain contracts, and property, plant, and equipment. The final determination of the fair market value of assets acquired and liabilities assumed of the Company, as well as the useful lives of the assets acquired, and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein, and will be done with the assistance of an independent valuation firm. There can be no assurance that such adjustments will not be material.
     All intercompany balances and transactions between IDM S.A. and the Company, consisting primarily of a license agreement from the Company to IDM S.A., as of the dates and for the periods of these unaudited pro forma condensed combined financial statements have been eliminated in the unaudited pro forma condensed combined financial statements. Certain reclassification adjustments have been made to conform the Company’s historical reported balances to IDM S.A.’s financial statement basis of presentation.
     The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent the financial condition or results of operations had the acquisition been completed as of the dates indicated, nor are they necessarily indicative of future consolidated results of operations or financial position.
     The unaudited pro forma condensed combined financial statements do not include the realization of cost saving from operating efficiencies, synergies, or other restructurings resulting from the Share Exchange.
     The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of the Company, which are incorporated herein by reference, and the historical consolidated financial statements and accompanying notes of IDM S.A., which are included herein.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2005

	Historical	Historical	Pro Forma		Pro Forma
	IDM S.A.	Company	Adjustments		Combined
	$US(1)	$US	$US(2)	Footnote	$US
	U.S. GAAP (In thousands)
Current Assets:
Cash and cash equivalents	26,944	3,038	(4,433)	(3)	25,549
Accounts Receivable	2,227	758			2,985
Research and development tax credit	653				653
Prepaid expenses and other current assets	1,527	280			1,807

Total current assets	31,352	4,076	(4,433)		30,995
Restricted cash		354			354
Property and equipment, net	2,526	899			3,425
Intangibles other than goodwill, net	4,256	3,388	(1,788)	(4)	5,856
Goodwill			11,751	(6)	11,751
Research and development tax credit	1,636				1,636
Other noncurrent assets	102				102

Total Assets	39,870	8,717	5,530		54,117
Current Liabilities:
Accounts payable and accrued liabilities	5,165	841			6,006
Deferred contract revenues	676	382	(290)	(7)	768
Accrued payroll	1,331	192			1,523
Other current liabilities	754				754

Total current liabilities	7,925	1,415	(290)		9,050
Deferred contract revenues	3,299				3,299
Deferred Rent		202	(208)	(4)	—
Long term debt, less current portion	283				283
Other long term liabilities	423				423
Stockholders’ Equity:
Preferred stock		14	(14)	(8)	—
Common stock	1,898	160	(1,813)	(10)	135
			3	(8)
			2	(9)
			20	(12)
			1	(11)
			1	(15)
			(137)	(19)

			(1,923)
Additional paid-in capital	171,991	172,952	(172,952)	(16)	202,831
			(20)	(12)
			(1)	(11)
			2,586	(17)
			1,813	(10)
			2,028	(9)
			23,810	(14)
			624	(15)

			(142,112)
Deferred compensation	(17)	(150)	150	(17)	(642)
			(625)	(15)

			(475)
Accumulated other comprehensive loss	(197)				(197)
Accumulated Deficit	(145,736)	(165,876)	(2,030)	(9)	(161,066)
			165,876	(16)
			(13,300)	(5)

			150,546

Total stockholders’ equity	27,940	7,100	6,022		41,062

Total liabilities and stockholders’ equity	39,870	8,717	5,530		54,117
See accompanying Notes to Unaudited Pro Forma Consolidated Condensed Financial Information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2004

	Historical	Historical	Pro Forma		Pro Forma
	IDM S.A.	Company	Adjustments		Combined
	$US(1)	$US	$US(2)	Footnote	$US
	U.S. GAAP (In thousands, except per share data)
Revenues:
Research grants and contract revenue	$—	$7,909	$—		$7,909
License fees and milestones	—	712	(319)	(7)	393
Related party revenue	5,890	1,026	—		6,916

Total revenues	5,890	9,647	(319)		15,218
Costs and expenses:
Research and development	20,368	10,852	(281)	(4)	30,939
General and administrative	6,685	2,716	(2)	(4)	9,383
			(71)	(17)
			55	(18)

			(18)
Impairment of patents & licenses	7,960	43	(43)		7,960
Selling & Marketing	1,195	—	—		1,195
Other operating expenses	3,032	—	—		3,032

Total costs and expenses	39,240	13,611	(299)		52,552

Loss from operations	(33,350)	(3,964)	(20)		(37,334)
Interest income, net	710	89			799
Other (expense) income, net	(21)	(7)			(28)

Loss before income tax benefit	(32,661)	(3,882)	(20)		(36,563)
Income tax benefit	356				356

Net loss	$(32,305)	$(3,882)	$(20)		$(36,207)

Weighted average shares, basic and diluted:	13,649	2,186			13,160	(13)
Net loss per share, basic and diluted:	(2.37)	(1.78)			(2.75	)(13)
See accompanying Notes to Unaudited Pro Forma Consolidated Condensed Financial Information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six-Months Ended June 30, 2005

	Historical	Historical	Pro Forma		Pro Forma
	IDM S.A.	Company	Adjustments		Combined
	$US(1)	$US	$US(2)	Footnote	$US
	U.S. GAAP (In thousands, except per share data)
Revenues:
Research grants and contract revenue	$—	$2,851	$—		$2,851
License fees and milestones	3	230	(91)	(7)	142
Related party revenue	3,141	—	—		3,141
Other revenue	27	—	—		27

Total revenues	3,171	3,081	(91)		6,161
Costs and expenses:
Research and development	9,680	4,547	(112)	(4)	14,115
General and administrative	2,649	880	(8)	(4)	3,519
			(30)	(17)
			28	(18)

			(10)
Impairment of patents & licenses	290	111	111	(20)	290
Selling & Marketing	653	—	—		653
Transaction Costs	1,705	1,662	—		3,367

Total costs and expenses	14,977	7,200	(122)		22,055

Loss from operations	(11,806)	(4,119)	31		(15,894)
Interest income, net	342	58	—		400
Other (expense) income, net	109	(8)	—		101

Loss before income tax benefit	(11,355)	(4,069)	31		(15,393)
Income tax benefit	572	—	—		572

Net loss	(10,783)	(4,069)	31		(14,821)

Weighted average shares, basic and diluted:	15,694	2,289			13,262	(13)
Net loss per share, basic and diluted:	(0.69)	(1.78)			(1.12	)(13)
See accompanying Notes to Unaudited Pro Forma Consolidated Condensed Financial Information.

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
1. Basis of Presentation
     On August 16, 2005, the Company and IDM S.A. announced they had completed the Share Exchange, pursuant to which the Company issued approximately 10.6 million shares of its common stock, after adjusting for a one-for-seven reverse stock split that the Company effected on August 15, 2005 (the “Reverse Split”) in connection with the Share Exchange Agreement, in exchange for all of IDM S.A.’s outstanding common stock, except for the PEA Shares, and may issue options to purchase approximately 0.6 million shares of the Company’s common stock in exchange for all outstanding IDM S.A. share options. Because IDM S.A. shareholders and optionholders own approximately 77% of the Company’s outstanding common stock after the Share Exchange, on a fully-diluted basis, IDM S.A.’s designees to the combined company’s board of directors represent a majority of the combined company’s board of directors and IDM S.A.’s senior management represents a majority of the senior management of the combined company, IDM S.A. is deemed to be the acquiring company for accounting purposes and the Share Exchange will be accounted for as a reverse acquisition under the purchase method of accounting for business combinations in accordance with accounting principles generally accepted in the United States.
     As of August 16, 2005, the Company had 2,569,896 shares of common stock outstanding, after giving effect to the Reverse Split, including 278,468 shares after giving effect to the conversion of the preferred stock pursuant to the terms of the Amended and Restated Preferred Exchange Agreement. Based on the average of the closing prices for a range of trading days (March 14, 2005 through March 18, 2005, inclusive) around and including the announcement date of the Share Exchange, the fair value of the outstanding shares of the Company’s common stock is $9.31 per share or approximately $23.8 million. The total preliminary estimated purchase price of approximately $30.9 million includes the estimated fair value of the Company’s common stock of approximately $23.8 million, the estimated fair value of the Company’s outstanding stock options and warrants of approximately $2.6 million and the estimated IDM S.A. direct transaction costs of approximately $4.4 million. The assumptions used to calculate the estimated fair value of the outstanding Company stock options and warrants were as follows: risk-free interest rate of 4%, dividend yield of 0%, stock volatility factor of .946, stock price of $1.33, and a weighted average expected life of 2.9 years.
     The allocation of the estimated purchase price discussed below is preliminary because the Share Exchange had not yet been completed as of June 30, 2005, the latest reporting period. The final allocation of the purchase price will be based on the Company’s assets and liabilities as of the closing of the Exchange.
     The preliminary estimated total purchase price of the Share Exchange is as follows (in thousands):

Company common stock	$21,248
Company preferred stock, as-converted to common	2,588
Estimated fair value of options assumed	2,586
Estimated IDM S.A. direct transaction costs	4,433

Total preliminary estimated purchase price	$30,855

     Under the purchase method of accounting, the total preliminary estimated purchase price as shown in the table above is allocated to the Company’s net tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the date of the completion of the Share Exchange. The preliminary estimated purchase price has been allocated based on estimates taking into account various factors as described in the introduction to these unaudited pro forma condensed combined financial statements.
     The allocation of the preliminary estimated purchase price, the estimated useful lives and related first-year amortization associated with certain assets is as follows (in thousands):

		First Year	Estimated Useful
	Amount	Amortization	Life (Years)
Preliminary estimated purchase price allocation:
Net tangible assets (net of liabilities)	$4,204	$—	—
Licensing and milestone agreements	1,600	320	5 years
In-process research and development (“IPR&D”)	13,300	—	—
Goodwill	11,751	—	—

Total preliminary estimated purchase price	$30,855	$320

     In management’s opinion, the preliminary purchase price allocation is not expected to materially differ from the final purchase price allocation.
     Management evaluated the Company’s projects currently under development and determined that $13.3 million was attributable to in-process research and development. The amounts allocated to IPR&D were determined through established valuation techniques used in the high technology industry and were expensed upon acquisition as it was determined that the underlying projects had not reached technological feasibility and no alternative future uses existed. In accordance with SFAS No. 2, Accounting for Research and Development Costs, as clarified by FIN No. 4, Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method, an Interpretation of FASB Statement No. 2, amounts assigned to IPR&D meeting the above-stated criteria will be charged to expense as part of the allocation of the purchase price.
     The Company has two products in various states of clinical trials as of the valuation date; EP HIV-1090, a therapeutic vaccine for HIV in Phase I clinical trials, and EP-2101, a therapeutic vaccine for non-small cell lung cancer which entered Phase II clinical trials in December 2004. The fair value of the IPR&D was determined using the income approach. Under the income approach, the expected future cash flows for each product under development are estimated and discounted to their net present value at an appropriate risk- adjusted rate of return. Significant factors considered in the calculation of the rate of return are the weighted-average cost of capital and return on assets, as well as the risks inherent in the development process. For purposes of the analysis, EP HIV-1090 was projected to generate material revenue and cash flows beginning in 2013 and EP-2101 was projected to generate material revenue and cash flows beginning in 2014. Remaining research and development expenses for both EP HIV-1090 and EP-2101 are based on management’s best estimates to bring the drugs candidates to market. A 24% risk adjusted discount rate was applied to the cash flow projected for EPHIV-1090 and a discount rate of 29% was applied to the EP-2101 projected cash flow. The application of this methodology resulted in a fair value of $7.5 million being assigned to EP HIV-1090 and $5.8 million being assigned to EP-2101. Licensing and milestone agreements represents a combination of the Company’s patents, trade secrets, core technology and services that the Company has developed through years of work in the field of epitope identification. This proprietary knowledge base has been leveraged by the Company to enter into agreements with licensing and milestone opportunities. The Company expects to amortize the licensing and milestone agreements on a straight-line basis over an estimated life of five years.
     In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that management determines that the value of goodwill has become impaired, the Company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.
2. Pro Forma Adjustments
     Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to the Company’s net tangible and identifiable intangible assets to a preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets and deferred stock compensation, to reflect the exchange of shares of the Company’s preferred stock for shares of the Company’s common stock in connection with the Share Exchange, and to reflect the exercise of certain warrants by IDM S.A. warrant holders in connection with the Share Exchange.
     Certain reclassifications have been made to conform IDM S.A.’s historical reported balances to the Company’s financial statement basis of presentation.
     The unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities resulting from integration planning, as management of IDM S.A. and the Company are in the process of making these assessments, and estimates of these costs are not currently known. Management currently does not expect to record any significant liabilities related to integration planning as a result of the Share Exchange.
     The pro forma adjustments included in the unaudited pro forma condensed financial statements are as follows:
     (1) The historical financial statements of IDM S.A. have been translated into US dollars, using an exchange rate of 1 Euro to 1.2098 US dollars for the balance sheet as of June 30, 2005, and 1 Euro to 1.2661 US dollars and 1 Euro to 1.2848 US dollars for the statement of operations for the year ended December 31, 2004 and the six months ended June 30, 2005, respectively. The balance sheet rate is the exchange rate as of June 30, 2005. The statement of operations rates are an average exchange rate for the year ended December 31, 2004 and the six months ended June 30, 2005.

     (2) There are no pro forma tax adjustments as the effective tax rate for the combined entity is expected to be 0% as both IDM S.A. and the Company have historically incurred losses.
     (3) Adjustment to reflect estimated IDM S.A. transaction fees of $4,433,000 which are included as a component of purchase price.
     (4) Adjustments to reflect preliminary estimates of the fair market values of the Company’s assets and liabilities at June 30, 2005 and related impacts on the statement of operations for the year ended December 31, 2004 and the six months ended June 30, 2005. These adjustments are calculated as follows (in thousands):

	December 31, 2004	June 30, 2005
Intangibles Other than Goodwill:
Preliminary Fair Value of Licensing and Milestone Agreements		$1,600
Write-off of the Existing Book Value of Intangibles Other than Goodwill		(3,388)

Balance Sheet Adjustment		$(1,788)

Pro Forma Amortization of Licensing and Milestone Agreements	$320	$160
Historical Amortization of Intangibles Other than Goodwill	(601)	(272)

Statement of Operations Adjustment	$(281)	$(112)

Deferred Rent:
Preliminary Fair Value		$—
Book Value		202

Balance Sheet Adjustment		$(202)

Pro Forma Rent Expense Adjustment due to Deferred Rent	$—	$—
Historical Rent Expense Adjustment due to Deferred Rent	2	8

Statement of Operations Adjustment	$(2)	$(8)

     Intangibles other than goodwill, referred to as other intangibles, were amortized over ten years in the historical financial statements of the Company. For pro forma purposes, other intangibles are amortized over five years, which is the preliminary estimate of their useful lives. Preliminary estimates of the fair market values of the Company’s assets and liabilities, other than deferred rent and other intangibles, approximate book value. Accordingly, no adjustment has been made to these assets and liabilities.
     (5) The final determination of the fair market value of the assets acquired and liabilities assumed, as well as the useful lives of the assets acquired, and the resulting effect on the statement of operations may differ significantly from the pro forma amounts included herein. There can be no assurance that such adjustments will not be material. The preliminary estimate of the fair value of the Company’s IPR&D is $13,300,000. U.S. GAAP requires that IPR&D is immediately expensed. This balance sheet adjustment gives effect to the immediate write-off of the Company’s IPR&D. This adjustment is not considered in the pro forma condensed statements of operations as the write-off will not have a continuing impact on operations.
     (6) Adjustment to record goodwill. Goodwill is calculated as the excess of purchase price over the fair value of the assets acquired and liabilities assumed. The components of purchase price and the calculation of goodwill are as follows (in thousands):

Purchase Price:
Value of Company Common Stock	$21,248
Value of Company Preferred Stock (as-converted to common stock)	2,588
Fair Value of Outstanding Company Options and Warrants	2,586
Estimated IDM S.A. Transaction Costs	4,433

$30,855

Preliminary Fair Value of Assets Acquired and Liabilities:
Tangible Assets	$5,329
Licensing and Milestone Agreements	1,600
IPR&D	13,300
Liabilities Assumed	(1,125)

19,104
Goodwill	11,751

$30,855

     The value of the Company’s common stock and preferred stock, on an as-converted to common stock basis, was calculated by multiplying the number of shares of the Company’s common stock outstanding, immediately preceding the close of the Share Exchange, by $9.31, the average closing stock price of the Company’s common stock for the five-day period beginning March 14, 2005, as adjusted for the Reverse Split. The fair value of the outstanding Company options and warrants was determined based on the following assumptions: risk-free interest rate of 4%, dividend yield of 0%, stock volatility factor of .946, stock price of $9.31 (5-day average), and weighted average expected life of 2.9 years.
     (7) Adjustment to eliminate deferred revenue of $290,000 as of June 30, 2005, revenue of $319,000 for the year ended December 31, 2004, and revenue of $91,000 for the six months ended June 30, 2005. These amounts were recorded in the Company’s financial statements and resulted from transactions between the Company and IDM S.A. No amounts related to transactions with the Company were recorded on IDM S.A.’s June 30, 2005 balance sheet or the statement of operations for the year ended December 31, 2004 or the six months ended June 30, 2005.
     (8) Adjustment to reflect the issuance of 278,468 shares of the Company’s common stock, par value $2,785, after giving effect to the Reverse Split, issued in exchange for 1,409,288 of the Company’s preferred stock, in accordance with the Amended and Restated Preferred Exchange Agreement with G.D. Searle, the holder of the Company’s preferred stock.
     (9) Adjustment to reflect the exercise of the Sanofi-Aventis warrants, as required by the Share Exchange Agreement and to record the fair value of the consideration provided to Sanofi-Aventis for the related license. Sanofi-Aventis held a total of 14,566 warrants exercisable into a total of 404,600 Class B shares of IDM S.A. which were exchanged in the Share Exchange for 218,046 shares of the Company’s common stock after giving effect to the Reverse Split, based on the exchange ratio of 1 IDM S.A. share to 3.771865 shares of the Company’s common stock. No proceeds were received from the exercise of the Sanofi warrants because the exercise price to be paid by Sanofi-Aventis was offset by an extended license to use Sanofi-Aventis products. IDM S.A. calculated the consideration provided to Sanofi-Aventis which amounts to $2,030,000 as the value of the stock to be issued in the Share Exchange by multiplying the 218,046 shares of the Company’s common stock Sanofi will hold by $9.31, the average closing stock price of the Company’s common stock for the five-day period beginning March 14, 2005. The balance sheet adjustments reflect IDM S.A. immediately expensing the value of the consideration as the associated license is related to technology still in development. This adjustment is not considered in the pro forma condensed statement of operations as the write-off will not have a continuing impact on operations.
     (10) Adjustment to reflect the issuance of the Company’s common stock in exchange for IDM S.A. common stock by eliminating the par value of the historical IDM S.A. common stock ($1,898,000) and adding the par value of the Company’s common stock offered in exchange. The number of shares issued, 8,456,762, with par value of $84,568 after giving effect to the Reverse Split, was calculated by multiplying the number of IDM S.A. outstanding shares as of June 30, 2005, 15,694,446, by the exchange ratio of 1 IDM S.A. share to 3.771865 shares of the Company’s common stock. The terms of the Share Exchange Agreement offer holders of PEA shares the option to either exchange their PEA shares for shares of the Company’s common stock or enter into a Put/Call Agreement. The pro forma financial information assumes that each holder of PEA shares will exchange their PEA shares for shares of the Company’s common stock. The actual number of holders of PEA shares that choose to exchange their PEA shares for shares of the Company’s common stock may differ from the estimate used in preparing this pro forma financial information.
     (11) Adjustment to reflect the net exercise of IDM S.A. warrants with exercise prices less than 6.32 Euros. Upon exercise, after giving effect to the Reverse Split, the warrants were exchanged for 51,291 shares of the Company’s common stock, with par value of $513.
     (12) Immediately prior to the consummation of the Share Exchange, the Medarex warrants were exercised as required by the Share Exchange Agreement. Medarex held 3,653,282 warrants that were exercisable into 3,653,282 Class B shares of IDM S.A.. Upon completion of the Exchange, Medarex held 1,968,526 shares of the Company’s common stock, based upon the share exchange ratio of 1 IDM S.A. share to 3.771865 shares of the Company’s common stock, and the Reverse Split. The fair value of the warrants was previously accounted for by IDM S.A.. Accordingly, the actual exercise of the warrants is reflected as an adjustment to additional paid-in capital and common stock for the par value ($19,685) of the shares of the Company’s stock issued to Medarex. No cash consideration was received from the exercise of the Medarex warrants.
     (13) Pro forma combined basic and diluted net loss per share is based on the weighted average shares outstanding of the

Company plus the 10.6 million shares of the Company’s common stock issued in the Share Exchange. The pro forma financial information has been adjusted for the Reverse Split that was completed by the Company in connection with the Share Exchange Agreement.
     (14) Adjustment to additional paid-in capital to record the value of the stock component of the purchase price that is attributable to existing shares of the Company’s common stock and common stock issued to holders of the Company’s preferred stock. This amount is calculated as the excess of the stock component of the purchase price less amounts associated with the par value and is shown as follows (in thousands):

Fair Value of Common Stock	$21,248
Fair Value of Preferred Stock (As-converted to Common Stock)	2,588

Total Fair Value	$23,836

Common Stock at Par (Prior to Reverse Split)	$160
Common Stock Reverse Split Adjustment	(137)
Preferred Stock at Par (As-converted to Common Stock and Adjusted for Reverse Split)	3

Total Par Value	26

Additional Paid-in Capital	$23,810

     (15) Stock awards have been granted under compensation agreements, effective as of the closing of the Exchange, for Dr. Emile Loria, Dr. Mark Newman, and Mr. Robert De Vaere. Under the terms of the compensation agreements, a total of 89,357 shares, after giving effect to the Reverse Split, were granted and will vest over an 18 month period. The value of these stock awards is estimated to be $624,606, and is calculated by multiplying the total number of awards, 89,357 by $6.99, the closing stock price on August 16, 2005, the day of closing of the Share Exchange. Amortization is calculated to be $524,050 and $262,025 for the year ended December 31, 2004 and the six months ended June 30, 2005, respectively, based upon the vesting schedule and the Company’s stock price of $6.99. However, this amount is not included as an adjustment to the statement of operations, as the stock awards are not expected to have a continuing impact on operations.
     (16) Adjustment to reflect the elimination of the Company’s historical additional paid-in capital and accumulated deficit, in the amounts of $172,952,000, and ($165,876,000), respectively.
     (17) The Company’s historical financial statements include deferred compensation and compensation expense related to certain options and warrants. This adjustment reflects the fair value of the outstanding Company options and warrants as a component of purchase price and reflects the reversal of deferred compensation and amortization of deferred compensation expense relating to the Company that would not have been incurred if the Share Exchange occurred at the beginning of the period on a pro forma basis. The fair value of the options and warrants was determined to be $2,586,000 and is included as an adjustment to additional paid-in capital. Deferred compensation of ($150,000) was recorded in the June 30, 2005 balance sheet. Compensation expense of $71,000 and $30,000 were recorded in the statement of operations for the year ended December 31, 2004 and the quarter ended June 30, 2005, respectively. No amount of option or warrant value was attributed to the future services of the holders of the options and warrants. Accordingly, pro forma deferred compensation and compensation expense are $0.
     (18) Adjustment to reflect an increase in base salary under the terms of compensation agreements, effective as of the closing of the Exchange, for Dr. Emile Loria, Dr. Mark Newman, and Mr. Robert De Vaere. The total increase to base salary for these three individuals is $55,000 per year ($13,750 per quarter). Total retention bonuses are $353,000, are earned over a one year period, and will be paid to Dr. Mark Newman and Mr. Robert De Vaere. An adjustment for retention bonuses has not been made to the statement of operations, as these bonuses are not expected to have a continuing impact on operations.
     (19) Adjustment to reflect the effect of the Reverse Split on the Company’s historical common stock.
     (20) Adjustment to eliminate patent impairment charges of $43,000 and $111,000 in the Company’s historical financial statements for the year ended December 31, 2004, and the six months ended June 30, 2005, respectively.
3. Non-recurring Expenses
     The Company will incur certain non-recurring expenses in connection with the Share Exchange. These expenses, which are not reflected in the accompanying pro forma condensed financial statements, are currently estimated as follows (in thousands):

Investment banking advisory fees	$1,075
Accounting and legal fees	1,825
Printing and distribution costs	290
Employee bonuses	957
Other	110

Subtotal	4,257
Less amounts expensed through December 31, 2004	(443)

Balance	$3,814

     The combined entity will incur certain non-recurring expenses in connection with the Share Exchange. These expenses are reflected in the pro forma balance sheet, but are not reflected in the pro forma statement of operations as they are not expected to have a continuing impact on operations. These amounts are currently estimated as follows (in thousands):

	December 31, 2004	June 30, 2005
Write-off of IPR&D (Footnote 5)	13,300	13,300
Stock awards granted under new compensation agreements (Footnote 15)	524	262
Retention bonuses (Footnote 18)	55	27

	13,879	13,589